EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Bonnie C. Lind and Steven S. Heinrichs, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Neenah Paper, Inc. for the fiscal year ended December 31, 2015, and any and all amendments thereto, and other documents in connection therewith and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This 26th day of February 2016.

/s/ SEAN T. ERWIN
Sean T. Erwin
Chairman of the Board and Director

/s/ MARGERET S. DANO
Margaret S. Dano
Director

/s/ EDWARD GRZEDZINSKI
Edward Grzedzinski
Director

/s/ TIMOTHY S. LUCAS
Timothy S. Lucas
Director

/s/ JOHN F. MCGOVERN
John F. McGovern
Director

/s/ PHILIP C. MOORE
Philip C. Moore
Director

/s/ STEPHEN M. WOOD
Stephen M. Wood